Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Haoxin Holdings Limited and its subsidiaries (the “Company”) on Form F-1 of our report dated April 30, 2026, relating to the Company’s consolidated financial statements as of December 31, 2025 and for the year ended December 31, 2025, which appears in the Annual Report on Form 20-F of the year ended December 31, 2025.

PKF Littlejohn LLP

/s/ PKF Littlejohn LLP

London, United Kingdom

August 25, 2026